Exhibit 10(d)

FIRST AMENDMENT
Dated as of February 1, 2000
to
RECEIVABLES SALE AGREEMENT
Dated as of December 17, 1999

     This Amendment (the "Amendment"), dated as of February 1, 2000, is entered into among Blue Hill, Inc. (the "Seller"), Bergen Brunswig Drug Company, as the Initial Collection Agent (the "Collection Agent"), Wachovia Bank, N.A., as the Agent and as the Blue Ridge Purchaser Agent (the "Agent"), the Related Bank Purchasers (the "Related Bank Purchasers") from time to time party thereto, Blue Ridge Asset Funding Corporation ("Blue Ridge"), as a Conduit Purchaser and the other Conduit Purchasers from time to time party thereto (together with Blue Ridge and the Related Bank Purchasers, the "Purchasers").

     Reference is hereby made to that certain Receivables Sale Agreement, dated as of December 17, 1999 (as amended, supplemented or otherwise modified through the date hereof, the "Sale Agreement"), among the Seller, the Collection Agent, Blue Ridge, the other Purchasers and the Agent. Terms used herein and not otherwise defined herein which are defined in the Sale Agreement or the other Transaction Documents (as defined in the Sale Agreement) shall have the same meaning herein as defined therein.

     For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     Section 1.   Subject to the following terms and conditions, including without limitation the conditions precedent set forth in Section 2, upon execution by the parties hereto in the space provided for that purpose below, the Sale Agreement shall be, and it hereby is, amended as follows:

(a)	Section 1.1(d) of the Sale Agreement is hereby amended and as so amended shall be restated in its entirety to read as follows:

On each day before the Termination Date that any Collections are received by the Collection Agent and no Interim Liquidation is in effect, a Purchaser's Purchase Interest in such Collections shall automatically be used to make a Reinvestment Purchase by such Purchaser. The parties hereto agree, however, that to the extent that the aggregate Commitments of the Blue Ridge Purchaser Group have not otherwise been reduced to or below $153,000,000 on or prior to February 29, 2000, that the Blue Ridge Purchaser Agent may at any time thereafter provide notice to the Agent, each other Purchaser Agent, the Seller and the Collection Agent that it elects to cause the Reinvestment Purchases of Purchasers in the Blue Ridge Purchaser Group (but not those of any other Purchasers) to cease until such time that the aggregate Investment of the Blue Ridge Purchaser Group is less than or equal to $150,000,000, at which time, subject to Section 7.2, its Reinvestment Purchases shall automatically recommence.

(b)	Section 1.1(e) is hereby amended and as so amended shall be restated in its entirety to read as follows:

Security Interest. To secure all of the Seller's obligations under the Transaction Documents, the Seller hereby grants to the Agent (for the benefit of the Purchasers and any other Person to whom any amount is owed hereunder) a security interest in all of the Seller's rights (if any) in the Receivables, the Related Security, the Collections, and the Lock- Box Accounts and all proceeds of the foregoing as well as all of the Seller's rights under the Purchase Agreement.

(c)	Section 1.6 of the Sale Agreement is hereby amended by adding the following immediately at the end of such Section:

In addition, upon a reduction of the Investment of the Blue Ridge

Purchaser Group to or below $150,000,000 pursuant to Section 1.1(d), the Commitments of the Related Bank Purchasers in the Blue Ridge Purchaser Group shall automatically be ratably reduced to an aggregate amount equal to $153,000,000.

(d)	Section 2.3(a) is hereby amended and as so amended shall be restated in its
Entirety to read as follows:

Non-Reinvestment Periods. On each day during a period that a

Purchaser in the Blue Ridge Purchase Group is not making Reinvestment Purchases (as established under Section 1.1(d)), the Collection Agent (i) shall set aside and hold solely for the benefit of the applicable Purchasers (or deliver to the applicable Purchaser Agent, if so instructed pursuant to Section  3.2(a)) each such Purchaser's Purchase Interest in all Collections received on such day and (ii) shall distribute on the last day of each Tranche Period to the applicable Purchaser Agent (for the benefit of such Purchaser) the amounts so set aside up to the amount of such Purchaser's Purchase Amount and, to the extent not already paid in full, all Discount thereon and all other amounts then due from the Seller in connection with such Purchase Amount and Tranche Period. As provided in Section 1.4(c) all Discount and other amounts payable hereunder other than the Purchase Amount are payable by the Seller. If any part of the Sold Interest in any Collections is applied to pay any such amounts pursuant to this Section 2.3(a) and after giving effect to such application the Sold Interest is greater than 100%, the Seller shall pay to the Collection Agent the amount so applied to the extent necessary so that after giving effect to such payment the Sold Interest is no greater than 100%, for distribution as part of the Purchase Interest in Collections.

(e)	The opening paragraph of Section 2.3(b) of the Sale Agreement is hereby amended by striking the phrase "the Sold Interest in" appearing in the fifth line thereof.

(f)	Subsections 2.3(b)(i) through (vi) are amended and as so amended shall be restated in their entirety to read as follows:

(i)	first, ratably to each Purchase Group until all Discount due but not already paid to each Purchaser Group under the Transaction Document, has been paid in full; and

(ii)	second, ratably to each Purchaser Group until all Purchase
Amounts of each Purchaser Group under the Transaction Documents has been paid in full; and

(iii)	third, ratably to each Purchaser Group until all amounts owed under the Transaction Documents to such Purchaser Group have been paid in full.

(iv)	fourth, to the Agent until all amounts owed under the transaction
Documents to such Person have been paid in full;

(v)	fifth, to each Purchaser Agent until all amounts owed under the
Transaction Documents to such Persons have been paid in full;

(vi)	sixth, to any other Person to whom any amounts are owed
under the Transaction Documents until all such amounts have been paid in full; and

(vii)	seventh, to the Seller (or as otherwise required by applicable law).

(g)	The third sentence of Section 3.1(a) of the Sale Agreement is hereby amended by adding the phrase " and each Purchaser Agent" immediately following the phrase "prior written notice to the Agent" in each place it occurs in such sentence.

(h)	Section 5.1(i) of the Sale Agreement is hereby amended by adding the phrase
"and each Purchaser Agent" immediately following the word "Agent" appearing in the third line of the second to last sentence of such Section and in the last sentence of such Section.

(i)	Section 5.1 of the Sale Agreement is hereby amended by adding the following new subsection (n) immediately following subsection (m) thereof:

(n)	Restricted Payments by the Seller. The Seller will not purchase or redeem any shares of the capital stock of the Seller, declare or pay dividends thereon (other than stock dividends), or make any distribution to stockholders or set aside any funds for any such purpose; provided, however, the foregoing shall not prevent the Seller from paying cash dividends on the Settlement Date, after making any payment required to be made by the Seller on such Settlement Date in accordance with the last sentence of Section 2.3(a) and Section 2.3(b) if, after giving effect to such payment, the Seller's net worth (as determined in accordance with GAAP) would not be less than 3% of the Purchase Limit.

(j)	Schedule I to the Sale Agreement is hereby amended by adding the following defined terms in their proper alphabetical order:

"Adjusted Dilution Ratio" means, at any time, the average of the Dilution Ratio for each of the 12 most recently completed calendar months.

"Aggregate Reserve" means, at any time at which such amount
is calculated, the greater of (a) the sum of the Loss Reserve, Dilution Reserve and Discount Reserve and (b) the Required Reserve Floor.

"Dilution Horizon Ratio" means, as of any date, an amount

calculated by dividing the aggregate sales of the Originator for the most recent calendar month by the aggregate outstanding balance of the Net Receivables Balance as of the last day of the most recent calendar month.

"Dilution Volatility Component" means an amount (expressed

as a percentage) equal to the product of (a) the difference between (i) the highest three month rolling average Dilution Ratio over the past 12 months and (ii) the Adjusted Dilution Ratio and (b) a fraction, the numerator of which is the highest three month rolling average Dilution Ratio during the past 12 months and the denominator of which is the Adjusted Dilution Ratio.

"Liberty Street" means Liberty Street Funding Corp., a
Delaware corporation.

"Liberty Street Committed Purchasers" means the Related
Bank Purchasers for Liberty Street.

"Liberty Street Purchaser Agent" means The Bank of Nova
Scotia.

"Liberty Street Purchaser Group" means Liberty Street and the
Liberty Street Committed Purchasers.

"Required Reserve Floor" means, at any time, the product of
(a) 29% and (b) the Net Receivables Balance at such time.

(k)	The defined term "Concentration Limit" appearing in Schedule I to the Sale
Agreement is hereby deleted and replaced with the following:

"Concentration Limit" means, with respect to any Obligor, the percentage of the Eligible Receivable Balance set forth in the table below based upon the short-term unsecured debt rating (or, in the absence of such rating, the equivalent long-term unsecured senior debt rating) currently assigned to them by S&P and Moody's, (and, if such Obligor is rated by both agencies and has a split rating (except for an A-1+/P-1 rating), the applicable rating will be the lower of the two), (or, if larger, the Special Limit applicable to such Obligor):

S&P RATING	MOODY'S RATING	ALLOWABLE % OF ELIGIBLE RECEIVABLES
A-1+	P-1	10%
A-1	P-1	8%
A-2	P-2	6%
A-3	P-3	3%
Below A-3 or Not Rated by either S&P or Moody's	Below P-3 or Not Rated by either S&P or Moody's	2%

If an Obligor has neither a long-term unsecured debt rating nor a short-term unsecured debt rating by either S&P or Moody's, that Obligor's Concentration Limit will be 2% of the Eligible Receivables Balance.

(l)	The defined term "Default Ratio" appearing in Schedule I to the Sale
Agreement is hereby deleted and replaced with the following:

"Default Ratio" means the ratio (expressed as a percentage)

for any calendar month of (a) the outstanding balance of all Defaulted Receivables at the end of the most recently completed calendar month to (b) the outstanding balance of all Receivables at the end of such calendar month.

(m)	The defined term "Dilution Ratio" appearing in Schedule I to the Sale
Agreement is amended in its entirety to read as follows:

"Dilution Ratio" means, as of any date, an amount (expressed as a percentage) equal to a fraction, (i) the numerator of which is the aggregate amount of payments owed by the Seller pursuant to the first sentence of Section 1.5(b) hereof during the previous calendar month, and (ii) the denominator of which is the amount of sales generated by the Originator during the previous calendar month.

(n)	The defined term "Dilution Reserve" appearing in Schedule I to the Sale
Agreement is hereby deleted and replaced with the following:

"Dilution Reserve" means, at any time, the product of (a) the greater of (i) 6%, and (ii) three times the highest Dilution Ratio (expressed as a decimal) as of the last day of each of the most recently completed twelve full calendar months for which a Periodic Report is required to have been delivered and (iii) an amount (expressed as a percentage) equal to the product of (A) the sum of (i) 2 times the Adjusted Dilution Ratio and (II) the Dilution Volatility Component and (B) the Dilution Horizon Ratio multiplied by (b) the Net Receivables Balance at such time.

(o)	The defined term "Eligible Receivable" appearing in Schedule I to the Sale
Agreement is hereby amended by adding the following subsection immediately after subsection (x) thereof and correcting the punctuation appropriately:

"(xi)	for all Obligors with Special Limits and for each of the ten
Obligors with the largest outstanding balances of Receivables, not more than 25% of the aggregate outstanding balance of all Receivables of such Obligor of which are Defaulted Receivables."

(p)	The defined term " Instructing Group" appearing in Schedule I to the Sale is amended in its entirety to read as follows:

"Instructing Group" means all Purchaser Agents representing
Purchaser Groups.

(q)	The defined term " Purchase Limit" appearing in Schedule I to the Sale
Agreement is amended in its entirety to read as follows:

"Purchase Limit" means $300,000,000.

(r)	The defined term " Reserve Percentage" appearing in Schedule I to the Sale
Agreement is amended in its entirety to read as follows:

"Reserve Percentage" means, at any time, the quotient
obtained by dividing (a) the Aggregate Reserve by (b) the Net Receivables Balance.

(s)	The defined term " Special Limit" appearing in Schedule I of the Sale
Agreement is amended in its entirety to be and to read as follows:

"Special Limit" means, (i) for National Rx, Inc., ("National Rx")

a wholly owned subsidiary of Merck-Medco Managed Care, Inc., a wholly owned subsidiary of Merck & Co., Inc. ("Merck"), 15% of the Eligible Receivables Balance, provided, however, that such Special Limit shall be automatically deemed revoked (A) at the time, if any, when Merck ceases to have a short-term unsecured senior debt rating of higher than "A-2" from S&P and a short-term unsecured senior debt rating of higher than "P-2" from Moody's or (B) National Rx shall cease at any time to be, directly or indirectly, a wholly owned subsidiary of Merck, (ii) for Longs Drug Stores Corporation ("Longs"), 10% of the Eligible Receivables Balance; provided, however, that such Special Limit shall be automatically deemed revoked at the time, if any, when the sum of Delinquent Receivables and Defaulted Receivables to Longs exceeds 50% of the total outstanding balance of Receivables to Longs, unless in the case of either (i) or (ii), the Agent, at the direction of the Instructing Group, notifies the Seller of a different limit, (iii) for Walgreen Company, 12% of the Eligible Receivables Balance; provided, however, that such Special Limit shall be deemed automatically revoked at any time, if any, when Walgreen Company ceases to have a short-term unsecured senior debt rating of higher than "A-2" from S&P and a short-term unsecured senior debt rating of higher than "P-2" from Moody's, and (iv) such other " Special Limits" as shall be agreed to in writing by the Instructing Group for other Obligors from time to time and approved by the required Rating Agencies. If the Special Limit for National Rx is revoked as indicated in subsection (i)(A) of this definition, the Concentration Limit for National Rx will be based on the Merck short-term unsecured senior debt ratings and the associated Concentration Limits in the table appearing in such definition. If the Special Limit for National Rx is revoked as indicated in subsection (i)(B) of this definition, the Concentration Limit for National Rx will be based on the short-term unsecured senior debt ratings of National Rx and the associated Concentration Limits in the table appearing in such definition. If the Special Limit for any other Obligor is revoked at any time, such Obligor's Concentration Limit will be based on its short-term unsecured senior debt rating per the table appearing in the definition of "Concentration Limit."

(t)	The defined term " Termination Date" appearing in Schedule I to the Sale

Agreement is hereby amended by (i) adding the phrase "and each Purchaser Agent" immediately following the word "Agent" appearing in subsection (a) thereof and (ii) amending subsection (c) thereof in its entirety to read "January 30, 2001."

(u)	The defined term " Termination Event" appearing in Schedule I to the Sale
Agreement shall be amended as follows:

(1)	Subsection (f) of such definition is amended in its entirety to read as follows:

(f)	(i)	the Delinquency Ratio exceeds 3.75%, (ii) (a) the

Default Ratio exceeds 8.00% or (b) the average of the Default Ratio for any three consecutive calendar months exceeds 6.75% (iii) the average of the Dilution Ratio for any three consecutive calendar months exceeds 6.0%, (iv) the Loss-to Liquidation Ratio at the end of any calendar month measured for the three month period then ending exceeds 0.5%, (v) the Turnover Ratio exceeds 20 days, or (vi)  the Coverage Ratio exceeds 100%; or

(2)	Subsection (i) of such definition is amended in its entirety to read as follows:

(i)	the Parent's long-term unsecured, unsubordinated
indebtedness is rated less than BB by S&P (or such rating is withdrawn or suspended) or less than Ba2 by Moody's (or such rating is withdrawn or suspended);

(3)	The following subsection (m) is inserted immediately
following subsection (l) with appropriate punctuation corrections:

(m)	there shall have occurred any event which materially

adversely impairs in the reasonable judgment of the Agent the ability of the Initial Collection Agent to originate Receivables of a credit quality which are at least of the credit quality of the Receivables included in the initial Purchase, or any other event occurs that is reasonably likely to have a Material Adverse Effect.

(v)	Schedule II to the Sale Agreement is amended in its entirety to read as set forth on Exhibit A attached hereto.

(w)	The Sale Agreement shall be amended to add a new Exhibit A-1 following
Exhibit A as set forth on Exhibit B attached hereto.

(x)	The last paragraph of Schedule I to the Sale Agreement is amended by adding the following sentence immediately at the end thereof:

"Any reference in the Sale Agreement to any agreement,
document, writing or other similar instrument shall be deemed to include a reference to any permissible amendment, restatement or other modification thereto."

      Section 2.   Section 1 of this Amendment shall become effective only once the Agent has received, in form and substance satisfactory to the Agent, all documents and certificates as the Agent may reasonably request, executed counterparts of this Amendment and such other documents and certificates, confirmation from the Rating Agencies that this Amendment will not adversely effect the Ratings and all other matters incident to the execution hereof are satisfactory to the Agent.

     Section 3.   The Sale Agreement, as amended and supplemented hereby or as contemplated herein, and all rights and powers created thereby and thereunder or under the other Transaction Documents and all other documents executed in connection therewith, are in all respects ratified and confirmed. From and after the date hereof, the Sale Agreement shall be amended and supplemented as herein provided, and, except as so amended and supplemented, the Sale Agreement, each of the other Transaction Documents and all other documents executed in connection therewith shall remain in full force and effect.

     Section 4.   This Amendment may be executed in two or more counterparts, each of which shall constitute an original but both or all of which, when taken together, shall constitute but one instrument.

     Section 5.   This Amendment shall be governed and construed in accordance with the internal laws of the State of New York.

     In Witness Whereof, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

WACHOVIA BANK, N.A., as the Related Bank
Purchaser for Blue Ridge, as the Blue
Ridge Purchaser and as Agent

By:

Title:

BLUE RIDGE ASSET FUNDING CORPORATION,
as a Conduit Purchaser

By:	WACHOVIA BANK, N.A., as attorney-in-fact

By:

Title:

BLUE HILL, INC., as Seller

By:

Title:

BERGEN BRUNSWIG DRUG COMPANY, as Initial
Collection Agent

By:

Title:

THE BANK OF NOVA SCOTIA, as the Related
Bank Purchaser for Liberty Street, and as
the Liberty Street Purchaser Agent

By:

Title:

LIBERTY STREET FUNDING CORP., as a
Conduit Purchaser

By:

Title:

EXHIBIT A TO THE FIRST AMENDMENT TO

RECEIVABLE SALE AGREEMENT

SCHEDULE II

RELATED BANK PURCHASERS AND

PURCHASE COMMITMENTS OF RELATED BANK PURCHASERS

AND PURCHASER GROUPS

	NAME OF RELATED BANK	COMMITMENTS OF RELATED
CONDUIT PURCHASER	PURCHASER	BANK PURCHASERS

Blue Ridge	Wachovia Bank, N.A.	$204,000,000

Liberty Street	The Bank of Nova Scotia	$102,000,000

PURCHASER GROUP COMMITMENTS
PURCHASER GROUP	COMMITMENT

Blue Ridge Purchaser Group	$204,000,000

Liberty Street Purchaser Group	$102,000,000

EXHIBIT B

TO

THE FIRST AMENDMENT TO RECEIVABLES SALE AGREEMENT

EXHIBIT A-1

FORM OF INCREMENTAL PURCHASE REQUEST

____________, 2000
The Bank of Nova Scotia, as Purchaser
Agent for the Liberty Street Purchaser Group

Attn:

Re:     Receivables Sale Agreement dated as of December 17, 1999 (the "Sale Agreement"), among Blue Hill, Inc., as Seller, Bergen Brunswig Drug Company, as Initial Collection Agent,

Wachovia Bank, N.A., as Agent, the Purchaser Agents from time to time party thereto and the Purchasers thereunder

Ladies and Gentlemen:

The undersigned Seller under the above-referenced Sale Agreement hereby confirms it has requested an Incremental Purchase of $___________ by the Conduit Purchasers under the Sale Agreement. [In the event a Conduit Purchaser is unable or unwilling to make the requested Incremental Purchase, the Seller hereby requests an Incremental Purchase of $____________ by the Related Bank Purchasers for such Conduit Purchaser under the Sale Agreement at the [Eurodollar Rate with a Tranche Period of _______ months.] [Prime Rate]].

Attached hereto as Schedule I is information relating to the proposed Incremental Purchase required by the Sale Agreement. If on the date of this Incremental Purchase Request ("Notice"), an Interim Liquidation is in effect, this Notice revokes our request for such Interim Liquidation so that Reinvestment Purchases shall immediately commence in accordance with Section 1.1(d) of the Sale Agreement.

The Seller hereby certifies that both before and after giving effect to [each of] the proposed Incremental Purchase[s] contemplated hereby and the use of the proceeds therefrom, all of the requirements of Section 7.2 of the Sale Agreement have been satisfied.

Very truly yours,
BLUE HILL, INC.

By:

Title:

SCHEDULE I

TO

INCREMENTAL PURCHASE REQUESTS

SUMMARY OF INFORMATION RELATING TO PROPOSED SALE(S)
	1.	Dates, Amounts, Purchaser(s), Proposed Tranche Periods

A1	Date of Notice

A2	Measurement Date (the last
Business Day of the month
immediately preceding the
month in which the Date of
Notice occurs)

A3	Proposed Purchase Dates
(each of which is a
Business Day)

A4	Respective Proposed
Incremental Purchase on
	each such Purchase Date	$		$		$		$

	(each Incremental		(A4A)		(A4B)		(A4C)		(A4D)
Purchase must be in a
minimum amount of
$1,000,000 and multiples
thereof, or, if less, an
amount equal to the
Maximum Incremental
Purchase Amount)

A5	Proposed Allocation
among Purchasers (Pro Rata)
Conduit Purchasers

Name of
Related Bank
	Purchaser	$		$		$		$

A6	Used Aggregate
Commitment Amount
	(after such Incremental Purchases)							$

Each proposed Purchase Date must be a Business Day and must occur no later than two weeks after the Measurement Date set forth above. The choice of Measurement Date is a risk undertaken by the Seller. If a selected Measurement Date is not the applicable Purchase Date, the Seller's choice and disclosure of such date shall not in any manner diminish or waive the obligation of the Seller to assure the Purchasers that, after giving effect to the proposed Purchase, the actual Sold Interest as of the date of such proposed Purchase does not exceed 100%.